Exhibit 23(d)

                                  [LETTERHEAD]

                           DIXON, ODOM & CO., L.L.P.
                          Certified Public Accountants




                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement and related Prospectus (Form S-8) pertaining to the United Dominion Realty Trust, Inc. 1991 Stock Purchase and Loan Plan and to the incorporation by reference therein of our report dated May 16, 1996, with respect to the combined statement of rental operations of the Properties included in its Current Report on Form 8-K dated August 15, 1996, filed with the Securities and Exchange Commission.



/s/ Dixon, Odom & Co., L.L.P.
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Dixon, Odom & Co., L.L.P.
Greensboro, North Carolina
July 31, 1997